UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Airgas, Inc.

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Airgas®

Earnings Teleconference
Fourth Quarter Ended March 31, 2010

May 6, 2010

FORWARD-LOOKING STATEMENTS

This presentation contains statements that are forward looking. Forward-looking statements include the statements identified as forward-looking in the Company’s press release announcing its quarterly earnings, as well as any statement that is not based on historical fact, including statements containing the words “believes,” “may,” “plans,” “will,” “could,” “should,” “estimates,” “continues,” “anticipates,” “intends,” “expects” and similar expressions. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by us or any other person that the results expressed therein will be achieved. Airgas assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include the factors identified in the Company’s press release announcing its quarterly earnings, as well as other factors described in the Company’s reports, including its March 31, 2009 Form 10-K, subsequent Forms 10-Q, and other forms filed by the Company with the Securities and Exchange Commission. The Company notes that forward-looking statements made in connection with a tender offer are not subject to the safe harbors created by the Private Securities Litigation Reform Act of 1995. The Company is not waiving any other defenses that may be available under applicable law.

ADDITIONAL INFORMATION

This presentation does not constitute an offer to buy or solicitation of an offer to sell any securities. In response to the tender offer commenced by Air Products Distribution, Inc., a wholly owned subsidiary of Air Products and Chemicals, Inc., Airgas has filed a solicitation/recommendation statement on Schedule 14D-9 with the U.S. Securities and Exchange Commission (“SEC”). INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by Airgas through the web site maintained by the SEC at http://www.sec.gov. Also, materials related to Air Products’ Unsolicited Proposals are available in the “Investor Information” section of the Company’s website at www.airgas.com, or through the following web address: http://investor.shareholder.com/arg/airgascontent.cfm.

In addition, Airgas may file a proxy statement with the SEC. Any definitive proxy statement will be mailed to stockholders of Airgas. INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by Airgas through the web site maintained by the SEC at http://www.sec.gov.

CERTAIN INFORMATION REGARDING PARTICIPANTS

Airgas and certain of its directors and executive officers may be deemed to be participants under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and interests of Airgas’ directors and executive officers in Airgas’ Annual Report on Form 10-K for the year ended March 31, 2009, which was filed with the SEC on June 1, 2009, and its proxy statement for the 2009 Annual Meeting, which was filed with the SEC on July 13, 2009. To the extent holdings of Airgas securities have changed since the amounts printed in the proxy statement for the 2009 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC if and when they become available.

Capping a Great Year and Building Momentum for the Future

In the midst of the worst recession since The Great Depression:

•	4Q10 Adjusted EPS* $0.69, within guidance and in-line with prior year

•	Daily sales improved +2% sequentially in 4Q10

•	Fiscal 2010 Adjusted EPS* $2.68, within May 2009 guidance and in-line with FY08

•	Record full-year free cash flow* of $411 million

•	Increased dividend by 36% over FY09

•	Upgraded to investment grade credit rating

•	Added to S&P 500

•	First appearance in Fortune 500

•	CGA Large Fleet Safety Awards – Bulk Gas Transportation and Cylinder Gas Transportation

•	Also won CGA Environmental Recognition Award

•	Aligned sales & marketing with customer segments – already yielding results

•	Completed construction of and placed into service 2 new ASU’s

•	Built world-class hydrocarbon center of excellence and new CO2 plant in Houston, among other major plant upgrades nationwide

•	Optimized cost structure to defend margins & earnings in tough economy while maintaining long-term competitive edge

*	See attached reconciliations of non-GAAP measures

Strong Cash Flow Drives Shareholder Value Creation

*	See attached reconciliations of non-GAAP measures

Note: “CAGR” = Compound Annual Growth Rate

Strategic Products Overview

Segment Results

Distribution

*	See attached reconciliations of non-GAAP measures

Consolidated Results

*	See attached reconciliations of non-GAAP measures

Capital Expenditures

*	Includes Vehicles, Furniture & Fixtures and other items not specifically identified.

1Q11 & FY11 Guidance Summary

•	Guidance

	1Q11	FY11

EPS	$0.70 to $0.72	$2.95 to $3.05

YoY % Growth	+6% to +9%	+10% to +14%

SAP implementation costs included in guidance	$0.02	$0.10

YoY % Growth ex- SAP costs	+9% to +12%	+14% to +18%

Same-Store Sales Growth	Low to Mid Single Digits	Mid to High Single Digits

Operating Margin		11.5% to 12.0%

Capex		~5.5% of Sales

•	Assumptions

•	Tax rate 38%-39%

•	Includes SAP implementation costs

•	Includes acquisitions closed through 5/5/10

•	Does not incorporate the impact of debt extinguishment or multi-employer pension plan withdrawal charges, if any, or future costs related to unsolicited takeover attempt

Path to 1Q11 & FY11 EPS Guidance

Note: Normal seasonal uptick from Q4 to Q1 in CO2 / Dry Ice offsets Q1 front-end loaded stock-based compensation (accelerated retiree eligible vesting).

*	See attached reconciliations of non-GAAP measures

Post-Recession EPS Growth

*	See attached reconciliations of non-GAAP measures Note: “CAGR” = Compound Annual Growth Rate

Significant Upside Remains for Airgas Shareholders

•	Acquisition opportunities still abundant in a highly-fragmented industry – considerable leverage to our premier distribution infrastructure

•	Sales & marketing alignment by customer segment only recently expanded to all target segments – tremendous leverage to fast-growing Strategic Accounts program

•	Transition to customer-centric operating culture will enhance cross-sell opportunities for an already compelling product and service offering

•	Strategic Products growth will outperform the core business during the economic recovery

•	SAP platform to unlock significant yet-to-be-quantified incremental benefits – provide upside to our mid-term financial targets

•	Agility to identify and quickly integrate adjacencies – opportunities for additional adjacencies

Non-GAAP Reconciliations:

Adjusted Operating Income & Adjusted Operating Margin

Consolidated Airgas

(Dollars in thousands)	Three Months Ended March 31, 2010	Three Months Ended December 31, 2009	Year Ended March 31, 2010

Net sales	$980,375	$942,107	$3,864,005

Operating income	$81,883	$99,989	$399,598

Operating margin	8.4%	10.6%	10.3%

Plus:
Costs related to unsolicited takeover attempt	23,435	—	23,435
Multi-employer pension plan withdrawal charges	—	4,950	6,650

Adjusted operating income	$105,318	$104,939	$429,683

Adjusted operating margin	10.7%	11.1%	11.1%

Distribution Segment

(Dollars in thousands)	Three Months Ended March 31, 2010	Three Months Ended December 31, 2009	Three Months Ended September 30, 2009	Three Months Ended June 30, 2009

Net sales	$886,206	$851,821	$857,443	$871,857

Operating income	$99,875	$89,306	$92,388	$89,748

Operating margin	11.3%	10.5%	10.8%	10.3%

Plus:
Multi-employer pension plan withdrawal charges	—	4,950	1,700	—

Adjusted operating income	$99,875	$94,256	$94,088	$89,748

Adjusted operating margin	11.3%	11.1%	11.0%	10.3%

The Company believes the above Adjusted Operating Income and Adjusted Operating Margin computations help investors assess the Company’s operating performance without the impact of charges associated with the Company’s withdrawal from multi-employer pension plans and costs related to Air Products’ unsolicited takeover attempt. Non-GAAP numbers should be read in conjunction with GAAP financial measures, as non-GAAP metrics are merely a supplement to, and not a replacement for, GAAP financial measures. It should be noted as well that our Adjusted Operating Income and Adjusted Operating Margin computations may be different from the Adjusted Operating Income and Adjusted Operating Margin computations provided by other companies.

Non-GAAP Reconciliations:

Adjusted Earnings Before Income Tax Expense, Adjusted Income Tax Expense, & Adjusted Net Earnings

(In thousands)	Three Months Ended March 31, 2010	Year Ended March 31, 2010

Adjusted earnings before income tax expense
Earnings before income tax expense	$58,420	$314,100

Adjustments:
Costs related to unsolicited takeover attempt	23,435	23,435
Loss on debt extinguishment	9,191	17,869
Multi-employer pension plan withdrawal charges	—	6,650

Adjusted earnings before income tax expense	$91,046	$362,054

Adjusted income tax expense
Income tax expense	$(18,342)	$(117,800)

Adjustments:
Tax effect of costs related to unsolicited takeover attempt	(8,671)	(8,671)
Tax effect of loss on debt extinguishment	(3,400)	(6,611)
Tax effect of multi-employer pension plan withdrawal charges	—	(2,594)
Income tax benefit	(2,179)	(2,179)

Adjusted income tax expense	$(32,592)	$(137,855)

Adjusted net earnings
Net earnings	$40,078	$196,300

Adjustments:
Costs related to unsolicited takeover attempt	14,764	14,764
Loss on debt extinguishment	5,791	11,258
Multi-employer pension plan withdrawal charges	—	4,056
Income tax benefit	(2,179)	(2,179)

Adjusted net earnings	$58,454	$224,199

The Company believes the above Adjusted Earnings Before Income Tax Expense, Adjusted Income Tax Expense, and Adjusted Net Earnings computations help investors assess the Company’s performance without the impact of charges associated with the Company’s withdrawal from multi-employer pension plans, debt extinguishment, costs related to Air Products’ unsolicited takeover attempt, and an income tax benefit. Non-GAAP numbers should be read in conjunction with GAAP financial measures, as non-GAAP metrics are merely a supplement to, and not a replacement for, GAAP financial measures. It should be noted as well that our Adjusted Earnings Before Income Tax Expense, Adjusted Income Tax Expense, and Adjusted Net Earnings computations may be different from the Adjusted Earnings Before Income Tax Expense, Adjusted Income Tax Expense, and Adjusted Net Earnings computations provided by other companies.

Non-GAAP Reconciliations:

Adjusted Earnings Per Diluted Share

	Three Months Ended March 31, 2010	Three Months Ended December 31, 2009	Year Ended March 31, 2010

Earnings per diluted share	$0.47	$0.56	$2.34

Adjustments:
Costs related to unsolicited takeover attempt	0.18	—	0.18
Loss on debt extinguishment	0.07	0.05	0.14
Multi-employer pension plan withdrawal charges	—	0.04	0.05
Non-recurring tax benefit	(0.03)	—	(0.03)

Adjusted earnings per diluted share	$0.69	$0.65	$2.68

	Calendar Year Ended December 31,
	2009	2005	2004	2003	2002

Earnings per diluted share	$2.55	$1.48	$1.18	$1.04	$0.82

Adjustments:
Loss on debt extinguishment	0.07	—	—	—	—
Multi-employer pension plan withdrawal charge	0.05	—	—	—	—
Legal Settlement	—	—	—	—	0.08
Restructuring charge (recovery)	—	—	(0.01)	—	0.03
Insurance gain	—	—	—	(0.02)	—
Fire Losses	—	—	—	0.02	—
Acquisition integration costs	—	0.01	0.03	—	—
Employee separation costs	—	0.01	—	—	—
Hurricane losses	—	0.02	—	—	—
Losses from discontinued operations	—	0.01	—	0.01	0.01

Adjusted earnings per diluted share	$2.67	$1.53	$1.20	$1.05	$0.94

The Company believes that adjusted earnings per diluted share provide investors meaningful insight into the Company’s earnings trend without the impact of debt extinguishment charges, multi-employer pension plan withdrawal charges, the settlement of material litigation, restructuring charges, insurance gains, fire losses, the costs of the BOC acquisition integration, employee separation costs, hurricane losses and losses from discontinued operations. Non-GAAP numbers should be read in conjunction with GAAP financial measures, as non-GAAP metrics are merely a supplement to, and not a replacement for, GAAP financial measures. It should be noted as well that our adjusted earnings per diluted share metric may be different from adjusted earnings per diluted share metrics provided by other companies.

Non-GAAP Reconciliations:

Adjusted EBITDA

(Dollars in thousands)	Three Months Ended March 31, 2010	Year Ended March 31, 2010

Net sales	$980,375	$3,864,005

Operating income	$81,883	$399,598

Adjustments:
Costs related to unsolicited takeover attempt	23,435	23,435
Multi-employer pension plan withdrawal charges	—	6,650

Adjusted operating income	$105,318	$429,683

Adjustments:
Depreciation and amortization	60,973	234,949

Adjusted EBITDA	$166,291	$664,632

Adjusted EBITDA margin	17.0%	17.2%

(Dollars in thousands)	Year Ended March 31,
	2010	2001

Operating income	$399,598	$106,728

Adjustments:
Costs related to unsolicited takeover attempt	23,435	—
Multi-employer pension plan withdrawal charges	6,650	—

Adjusted operating income	$429,683	$106,728

Adjustments:
Depreciation and amortization	234,949	82,796

Adjusted EBITDA	$664,632	$189,524

Adjusted EBITDA CAGR	15.0%

The Company believes the above presentation of adjusted EBITDA helps investors better assess earnings quality.

Non-GAAP Reconciliations:

Adjusted Cash from Operations, Adjusted Capital Expenditures & Free Cash Flow

($ in millions)	FY10	FY09	FY08	FY07	FY06	FY05	FY04	FY03	FY02	FY01

Net cash provided by operating activities	$600	$583	$550	$326	$346	$212	$204	$187	$244	$196

Adjustments to cash provided by operating activities:
Cash used (provided) by the securitization of trade receivables	16	49	(96)	(20)	(54)	(27)	(4)	(25)	(61)	(73)
Stock issued for employee stock purchase plan	15	17	14	12	11	10	7	9	7	6
Tax benefit realized from exercise of stock options	15	12	13	9	—	—	—	—	—	—

Adjusted cash from operations	$648	$660	$482	$327	$302	$195	$207	$171	$190	$129

Capital expenditures	$(253)	$(352)	$(267)	$(238)	$(209)	$(168)	$(94)	$(68)	$(58)	$(66)

Adjustments to capital expenditures:
Proceeds from sales of plant and equipment	14	14	9	9	8	5	5	4	3	3
Operating lease buyouts	2	6	1	10	15	24	4	—	—	—

Adjusted capital expenditures	$(237)	$(332)	$(257)	$(220)	$(186)	$(139)	$(84)	$(64)	$(55)	$(63)

Free Cash Flow	$411	$328	$225	$107	$116	$57	$123	$107	$135	$66

The Company believes that free cash flow and adjusted cash from operations provide investors meaningful insight into the Company’s ability to generate cash from operations, which is available for servicing debt obligations and for the execution of its business strategy, including acquisitions, the prepayment of debt, the payment of dividends, or to support other investing and financing activities. Non-GAAP numbers should be read in conjunction with GAAP financial measures, as non-GAAP metrics are merely a supplement to, and not a replacement for, GAAP financial measures. It should be noted as well that our free cash flow and adjusted cash from operations metrics may be different from free cash flow and adjusted cash from operations metrics provided by other companies.

Non-GAAP Reconciliations:

Return on Capital & Adjusted Debt

(In thousands)	March 31, 2010	March 31, 2009

Adjusted operating Income - Trailing Four Quarters	$429,683	$524,868

Five Quarter Average of Total Assets	$4,428,239	$4,239,658
Five Quarter Average of Securitized Trade Receivables	288,500	350,280
Five Quarter Average of Current Liabilities (exclusive of debt)	(419,959)	(456,154)

Five Quarter Average Capital Employed	$4,296,780	$4,133,784

Return on Capital	10.0%	12.7%

The Company believes this return on capital computation helps investors assess how effectively the Company uses the capital invested in its operations. Our management uses return on capital as one of the metrics for determining employee compensation. Non-GAAP numbers should be read in conjunction with GAAP financial measures, as non-GAAP metrics are merely a supplement to, and not a replacement for, GAAP financial measures. It should be noted as well that our return on capital computation information may be different from the return on capital computations provided by other companies.

(In thousands)	March 31, 2010	March 31, 2009

Current portion of long-term debt	$10,255	$11,058
Long-term debt, excluding current portion	1,499,384	1,750,308

Net debt	1,509,639	1,761,366

Securitization of trade receivables	295,000	311,400

Adjusted debt	$1,804,639	$2,072,766

The Company uses Adjusted Debt to provide investors with a more meaningful measure of the Company’s debt obligations by adjusting for funds received under the trade receivables securitization program.